                                                                   Exhibit 99.11

                        CONSENT OF INDEPENDENT AUDITORS





The Trustees
Keystone Global Opportunities Fund
(formerly Keystone America Global Opportunities Fund)





         We consent to the use of our report dated October 27, 1995, included herein and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "ADDITIONAL INFORMATION" in the statement of additional information.





                                                     /s/ KPMG Peat Marwick LLP

                                                         KPMG Peat Marwick LLP





Boston, Massachusetts
November 29, 1995